Exhibit 10.7

LOAN PARTICIPATION AGREEMENT – BUFFINGTON SIGNATURE HOMES, LLC
(UMT-HF $15,000,000 Construction Loan to Buffington Signature Homes, LLC)

This Loan Participation Agreement – Buffington Signature Homes, LLC (this “Agreement”) is entered into effective as of the 18th day of December, 2009 (the “Effective Date”) by and between UMT HOME FINANCE, L.P., a Delaware limited partnership, with an address of 1301 Municipal Way, Suite 230, Grapevine, Texas 76051, as lender, agent and assignor (“Agent”), and UNITED DEVELOPMENT FUNDING IV, a Maryland real estate investment trust with an address of 1301 Municipal Way, Suite 200, Grapevine, Texas 76051, as assignee (“Participant”).

R E C I T A L S:

A.           United Mortgage Trust, a real estate investment trust organized under the laws of the State of Maryland (“UMT”), extended credit to Buffington Capital Homes, Ltd., a Texas limited partnership (“Original Borrower”), pursuant to that certain Construction Loan Agreement dated effective as of October 28, 2008 by and between UMT and Original Borrower, the predecessor-in-interest to Buffington Signature Homes, LLC, a Texas limited liability company (“Borrower”), which Construction Loan Agreement was assigned from UMT to Agent pursuant to that certain Assignment of Notes, Deeds of Trust and Loan Documents and Assumption by and between UMT and Agent dated effective as of August 28, 2009 and was assumed by Borrower by operation of law pursuant to a merger (as previously modified by that certain First Amendment to Construction Loan Agreement dated effective as of August 27, 2009, that certain Extension Agreement and Second Amendment to Construction Loan Agreement dated effective as of October 28, 2009, and that certain Agreement and Third Amendment to Construction Loan Agreement dated effective as of November 30, 2009, the “Loan Agreement”).

B.           The Loan Agreement provides for a maximum loan of Fifteen Million and NO/100 Dollars ($15,000,000.00) from Agent to Borrower.

C.           The Loan is evidenced and secured by the following: (i) each Secured Promissory Note executed by Original Borrower or Borrower and payable to the order of Agent or assigned to Agent, evidencing a borrowing under the Loan Agreement (collectively, the “Notes”), (ii) the Master Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing executed by Original Borrower to Todd Etter, trustee, assigned to Agent as the beneficiary thereunder and assumed by Borrower, which is recorded in the Real Property Records of various counties in the State of Texas in which Borrower does business (collectively, as previously amended, supplemented, assumed and assigned, the “Master Deed of Trust”), (iii) each Short Form Deed of Trust executed by Original Borrower or Borrower to Todd Etter, trustee for the benefit of Agent or assigned to Agent as the beneficiary thereunder, which is recorded in the Real Property Records of various counties in the State of Texas in which Borrower does business (collectively, the “Short Form Deeds of Trust”; the Master Deed of Trust and the Short Form Deeds of Trust are referred to herein collectively as the “Deeds of Trust”), and (iv) all other security agreements, assignments and other agreements or documents, evidencing, securing, or otherwise documenting or giving notice of the Loan and any performance or payment obligations with respect thereto, listed on Exhibit “A” including, without limitation, all modifications, restructurings, extensions, consolidations and amendments thereof (collectively with the Loan Agreement, the Notes, and the Deeds of Trust, the “Loan Documents”).

D.           The Participant desires to purchase a participation interest in the Loan and the Loan Documents for a period of up to twelve (12) months commencing on the Effective Date (the “Participation Period”) in an amount not to exceed 23.33% or $3,500,000 of the maximum $15,000,000 funding obligation of Agent under the Loan Agreement (the “Participation Interest”), and the Agent has agreed to sell and assign the Participation Interest to Participant.

E.           The Participant, as owner of the Participation Interest, desires to appoint the Agent as its agent in connection with all rights and duties of the payee under the Loan Agreement and the Loan Documents, and to exercise any and all rights that the Participant may have or be entitled to under the Loan Agreement and the Loan Documents as owner of the Participation Interest, and the Agent has agreed to act as the Participant’s agent with respect to the foregoing transactions.

A G R E E M E N T:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent and Participant agree as follows:

1.           Assignment.  For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Agent hereby agrees to sell, transfer, assign, and convey, and does hereby sell, transfer, assign, and convey to the Participant, and the Participant hereby agrees to purchase, accept and receive, and does hereby purchase, accept and receive from the Agent, the Participation Interest in the Loan, the Loan Agreement and the Loan Documents, in consideration for the payment of the Purchase Price (as defined in Section 2 below).

2.           Participation Period.  The Participation Period shall commence on the Effective Date and end on the earlier of (i) the first anniversary of the Effective Date (or such date to which the Participation Period is extended as referenced in a written extension agreement executed by the Participant and the Agent), or (ii) the date that the Agent refinances the Participation Interest and pays the Participant the Buyback Price (as such term is defined in Section 10).  The Participant shall be entitled to its pro rata share of any interest accrued on the Notes during the Participation Period, but Participant shall not be entitled to any interest accrued on the Notes during any period other than the Participation Period.

3.           Purchase Price.  The Purchase Price to be paid by the Participant for the Participation Interest shall be equal to the sum of all principal funded by the Participant towards the funding obligations of Agent under the Loan Agreement during the Participation Period.  Absent manifest error, the Participant’s books and records relating to the amounts so funded by the Participant shall be conclusive evidence of the Purchase Price.  .  Notwithstanding anything to the contrary contained herein, (i) the maximum Purchase Price is $3,500,000, (ii) the Participant’s maximum funding obligation with respect to the Participation Interest shall not exceed $3,500,000 and (iii) the Purchase Price and the maximum funding obligation of the Participant hereunder shall be reduced by all principal funded by the Participant towards the obligations of Agent under that certain Loan Participation Agreement – Buffington Texas Classic Homes, LLC between Agent and Participant dated as of the Effective Date.

4.           Funding Procedures.  Each time during the Participation Period that the Agent receives an Advance Request from Borrower under the Loan Agreement, Agent shall deliver the Advance Request to Participant together with such other documents and information as is requested by Participant with respect to the Advance Request.  Upon receiving all documents and information requested with respect to the Advance Request, Participant shall fund the principal amount of the Advance Request directly to the title company closing the take down relating to such Advance Request upon Agent’s request.

5.           Payment of  Interest and Principal.  During the Participation Period, Agent shall allocate payments of principal and interest made by Borrower on the Notes as follows:

(a)           Interest.  For each payment of interest made by Borrower on the Notes during the Participation Period, Agent shall pay (i) FIRST, to the Participant its pro rata share of accrued interest paid on the Notes based on the Participant’s Participation Interest, and (ii) SECOND, to the Agent, its pro rata share of accrued interest paid on the Notes.

(b)           Principal. For each repayment of principal made by Borrower on the Notes during the Participation Period, Agent shall pay (i) FIRST, to the Participant its pro rata share of the principal repaid based on the Participant’s Participation Interest, and (ii) SECOND, to the Agent, its pro rata share of the principal repaid on the Notes.

(c)           Payments. Agent shall make all payments due to the Participant under this Section 5 by wire transfer promptly upon receipt of payment from Borrower.

6.           Appointment of Agent.  The Participant hereby appoints the Agent as its agent with respect to its Participation Interest, and hereby authorizes the Agent on its behalf, and as deemed advisable by the Agent in its sole discretion, to do any and all acts and to make any and all decisions required, contemplated or advisable in connection with the Loan Agreement and the Loan Documents, including, without limitation,  modification or amendment of the Loan Agreement and the Loan Documents, and enforcement of the rights and remedies available to the Agent under the Loan Agreement and the Loan Documents; and the Agent’s powers to act on behalf of the Participant shall be limited solely by the terms and conditions of the Loan Agreement and the Loan Documents.  Participant shall rely solely upon the Agent with respect to its Participation Interest and the enforcement of its rights under the Loan Agreement and the Loan Documents, and shall not have any rights separate from the Agent to take any action, make any decision, or enforce any right under the Loan Agreement and the Loan Documents.

7.           Agreement to be Bound.  Each of the Participant and the Agent hereby accepts, assumes and agrees to be bound by, and to perform in accordance with, all of the terms and provisions of the Loan Agreement and the Loan Documents, as they may be modified or amended from time to time.

8.           Indemnification by Participant.  The Agent shall not be liable or responsible for, and shall be saved, indemnified and held harmless by the Participant, from and against any and all claims and damages of every kind relating to (a) its performance as Agent hereunder and under the Loan Agreement and the Loan Documents; (b) the performance or nonperformance of any act by the Agent hereunder and under the Loan Agreement and the Loan Documents, (c) Borrower’s failure to pay the Loan in full or to comply with any of its obligations under the Loan Agreement and the Loan Documents, or any "default" or "event of default" by Borrower under the Loan Agreement and the Loan Documents, or any breach by Borrower of any representation, warranty, covenant or agreement contained in the Loan Agreement and the Loan Documents, (d) the Agent’s enforcement, or lack of enforcement of any right it may have individually or on behalf of the Participant arising under the Loan Agreement and the Loan Documents; and (e) the Participant’ loss of its investment in the Participation Interest, in whole or in part, should such loss occur for any reason; provided, however, that Participant shall have no indemnity obligations under this Section 8 to the extent that any claims or damages arise from the gross negligence or willful misconduct of Agent in the following matters: (x) its performance as Agent hereunder and under the Loan Agreement and the Loan Documents, (y) the performance or nonperformance of any act by the Agent hereunder and under the Loan Agreement and the Loan Documents, or (z) the Agent’s enforcement, or lack of enforcement of any right it may have individually or on behalf of the Participant arising under the Loan Agreement and the Loan Documents.

9.           Indemnification by  Agent.  The Participant shall not be liable or responsible for, and shall be saved, indemnified and held harmless by the Agent, from and against any and all claims and damages of every kind relating to the gross negligence or willful misconduct of Agent in the following matters: (x) its performance as Agent hereunder and under the Loan Agreement and the Loan Documents, (y) the performance or nonperformance of any act by the Agent hereunder and under the Loan Agreement and the Loan Documents, or (z) the Agent’s enforcement, or lack of enforcement of any right it may have individually or on behalf of the Participant arising under the Loan Agreement and the Loan Documents.

10.           Termination of Participation Interest.  Upon termination of the Participation Interest:

(a)           Agent shall pay the Participation the following in cash or immediately available funds (collectively, the “Buyback Price”): (i) the Purchase Price, less any principal repaid to the Participant under Section 5(b), plus (ii) all accrued interest on the Participant’s pro rata share of the Loan during the Participation Period, less any portion of such accrued interest paid to the Participant under Section 5(a); and

(b)           upon receipt of the Buyback Price, the Participation shall execute and deliver to the Agent, an assignment and release of the Participation Interest assigning the Participation Interest to the Agent and relinquishing all right of the Participant in the Loan and the Loan Documents, in a form agreed to by the Agent and the Participant.

11.   Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, administrators, successors and assigns; provided, however, that (a) Agent may assign this Agreement and its rights and obligations hereunder to any entity acquiring the Loan Agreement and Loan Documents with the prior written consent of Participant, and (b) Participant may not assign or transfer all or any portion of this Agreement and its rights and obligations hereunder without the prior written consent of Agent.

12.           Governing Law.  This Agreement and the rights of Agent and Participant shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to its rules regarding conflict of laws.

13.           Headings; Exhibits.  The headings of the sections in this Agreement are for convenience of reference only and shall have no application in the interpretation of this Agreement.  The exhibits hereto are incorporated by reference to the same extent as if fully set forth herein.

14.           Severability.  If any provision of this Agreement or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

15.           Further Assurances.  The parties agree to execute such other and further documents as may be reasonably necessary or appropriate to consummate the transactions contemplated by this Agreement.

16.           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall constitute an original.

17.           Costs of Collection.  Agent shall fund the costs of collection of the Loan Agreement, including, without limitation, attorney fees and court costs.

18.           Entire Agreement; Amendment.  This Agreement together with its exhibits contain the entire understanding and agreement of Agent and Participant regarding the subject matter hereof and may not in any way be altered, amended or modified except by an instrument in writing signed by Agent and Participant.

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IN WITNESS WHEREOF, this Agreement has been executed on this the ______ day of December, 2009, effective for all purposes as of the Effective Date.

AGENT:

UMT HOME FINANCE, L.P.,
a Delaware limited partnership

By:       UMT HF Manager, LLC,
 a Delaware limited liability company,
 its sole General Partner

By:       United Mortgage Trust,
 a Maryland real estate trust,
 its Managing Member

By:         /s/ T. Stuart Ducote
Name:    T. Stuart Ducote
Title:      President

PARTICIPANT:

UNITED DEVELOPMENT FUNDING IV
a Maryland real estate investment trust

By:          /s/ Ben Wissink
Name:     Ben Wissink
Title:       Chief Operating Officer